Exhibit 10.2

AMENDMENT DATED AS OF JANUARY 28, 2005
TO THE DECEMBER 5, 2002 EMPLOYMENT AGREEMENT
BETWEEN
ETS PAYPHONES, INC. and GUY A. LONGOBARDO

This Amendment to the Employment Agreement (the “Amendment”) dated as of December 5, 2002, as amended by the Amendment to Employment Agreement dated as of February 12, 2004 (collectively, the “Agreement”) between ETS Payphones, Inc. (the “Company”) and Guy A. Longobardo (the “Executive”), is made effective as of January 28, 2005.

Whereas the Executive has asked that the Company reduce the base salary to be paid him, and in consideration of the mutual agreements herein contained, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Company and the Executive hereby agree as follows:

1.     The Term of the Agreement is extended to December 5, 2005.

2.     For the purposes of Section 3(a) of the Agreement only, the annual base salary of the Executive shall be $240,000 until such time as the Executive and the Company otherwise agree.  For all other purposes under the Agreement, including the provisions of Section 4(c) thereof, the annual base salary shall be $360,000 or such other amount as may be agreed to in writing by the Company and the Executive.

3.     The car allowance provided to the Executive pursuant to Section 3 (e)(ii) of the Agreement shall be $400 per month, or such other amount as may be agreed to in writing by the Company and the Executive.

4.     In the event of termination of the employment of the Executive pursuant to Section 4(b)(i), 4 (b)(ii), 4(b)(iii) or 4 (b)(v), the Company shall continue medical insurance coverage for the Executive and his dependents on the same terms as exist on the date hereof until the earlier of the date that is the date nine months following the date of termination and the date Executive qualifies for substantially similar coverage from another employer.  If Executive and his dependents are not covered by substantially similar coverage on the date that is nine months following the date of termination, Executive shall be entitled to elect up to eighteen months of continuation coverage under COBRA.

5.     Section 1(f) of the Agreement is deleted and replaced in its entirety by the following:

(f)              “Change in Control”. For purposes of this Agreement, a Change in Control of the Company shall have occurred if (i) any Person (as defined in Section 3(a)(9) of the Securities Exchange Act of 1934 (the “Exchange Act”) as modified and used in Sections 13(d) and 14 (d) of the Exchange Act, other than (1) the Company, (2) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, (3) any underwriter temporarily holding securities pursuant to an offering of such securities, or (4) any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportion as their ownership of the Company’s common stock), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 10% of the combined voting power of the Company’s then outstanding voting securities; (ii) as a result of, or in connection with, any cash tender or exchange offer, merger, consolidation or other business combination, or contested election, or any combination of the foregoing transactions (a “Transaction”), the persons who were directors of the Company (or the nominees of the Board of Directors to replace such directors in the event that such director does not stand for reelection) immediately before the Transaction shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company, or the persons who were stockholders of the Company immediately before the Transaction shall cease to own at least 50% of the outstanding voting stock of the Company or any successor to the Company; (iii) any sale or other disposition (in one or a series of transactions) of all or substantially all of the Company’s assets; or (iv) approval by shareholders of a complete liquidation or dissolution of the Company.

6.     All other provisions of the Agreement not specifically amended by this Amendment shall remain in full force and effect.  All capitalized but undefined terms used herein shall have the meaning ascribed to them in the Agreement.  This Agreement may be executed simultaneously in two or more counterparts each of which shall be deemed an original and all of which shall be deemed one and the same agreement.  A photocopy or facsimile reproduction of this Amendment and any signatures shall be deemed as effective as the original.

IN WITNESS WHEREOF, the Company and the Executive have each executed and delivered this Agreement as of the effective date shown above.

COMPANY

By:

Title:

Date:

By:

Title:

Date:

EXECUTIVE

/s/ Guy Longobardo

Guy A. Longobardo,
CEO

Date: